UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054

Registrant’s telephone number, including area code: 408-567-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item  8.01 Other Events

Item 9.01 Financial Statements and Exhibits

SIGNATURES

EX 99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2014, Edward J. Hayes, Jr., the Company’s Senior Vice President and Chief Financial Officer, informed Aviat Networks, Inc. (the “Company”) that he will retire from the Company as of January 2, 2015. If Mr. Hayes provides a general release, the Company has agreed to provide him with the following benefits in connection with his retirement: (1) payments at his final base salary rate for a period of 12 months following his retirement; and (2) payment of premiums necessary to continue his group health insurance under COBRA (or to purchase other comparable health coverage on an individual basis if he is no longer eligible for COBRA coverage) until the earlier of (i) 12 months following his retirement; or (ii) the date on which he first became eligible to participate in another employer’s group health insurance plan. In addition, any equity compensation subject to service-based vesting granted to Mr. Hayes will stop vesting as of his retirement date. However, Mr. Hayes will be entitled to purchase any vested share(s) of stock that are subject to the outstanding options until the earlier of (1) 12 months following his retirement; or (2) the date on which the applicable option(s) expire.

Michael Shahbazian has been appointed as the Company’s Interim Chief Financial Officer effective as of December 29, 2014. Mr. Shahbazian will serve as Interim Chief Financial Officer while the Company searches for a permanent Chief Financial Officer.

Mr. Shahbazian, age 67, has over 35 years of financial management experience in the technology sector. From December 2012 to May 2013, he was Interim Chief Financial Officer at Saba Software, Inc., and from June 2011 through December 2011 and again from March 2012 to May 2012, he was Interim Chief Financial Officer at PDF Solutions, Inc. Prior to that, Mr. Shahbazian served as Chief Financial Officer at various companies, including Guidewire Software, Inc. from November 2007 to July 2009, Embarcadero Technologies from October 2005 through July 2007, and Niku Corporation (acquired by Computer Associates) from January 2003 to August 2005.

The Company entered into an employment offer letter with Mr. Shahbazian in connection with his employment as Interim Chief Financial Officer. The employment offer letter provides that Mr. Shahbazian will be paid $30,000 per month. Mr. Shahbazian will also receive an award of restricted shares valued at $61,333. The restricted shares will vest as to 50% of the grant on the last business day of each month following Mr. Shahbazian’s date of hire, assuming that he continues to be employed with the Company. The employment offer letter has an initial term of 62 days and is renewable for additional months by mutual agreement of the Company and Mr. Shahbazian. Mr. Shahbazian will be entitled to participate in the Company’s benefits programs generally available to employees in accordance with the eligibility requirements of those programs.

There are no family relationships between Mr. Shahbazian and any of the officers or directors of the Company.

There are no related party transactions with Mr. Shahbazian that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On December 24, 2014, the Company issued a press release regarding the departure of Mr. Hayes and the appointment of Mr. Shahbazain. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, issued by Aviat Networks, Inc. on December 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

December 24, 2014	By:	/s/ Michael Pangia
		Name:	Michael Pangia
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

99.1	Press Release, issued by Aviat Networks, Inc. on December 24, 2014.